NPC International, Inc. Reports Third Quarter Results

Overland Park, Kansas, (November 7, 2013) - NPC International, Inc. (the “Company”), today reported results for its third fiscal quarter ended September 24, 2013.

THIRD QUARTER HIGHLIGHTS:

•	Comparable store sales decreased (3.6)% rolling over an increase of +1.3% last year.

*	Adjusted EBITDA (reconciliation attached) of $25.3MM was $1.4MM or 5% below the prior year.

*	Net income was $2.6MM or $0.2MM higher than last year.

*	Acquired 35 Wendy’s units for $21.5MM.

YEAR-TO-DATE RESULTS:

•	Comparable store sales decreased (3.2)% rolling over an increase of +3.9% last year.

•	Adjusted EBITDA (reconciliation attached) of $97.1MM was $2.6MM or 3% below last year.

•	Free Cash Flow was $41.8MM and capital expenditures totaled $35.8MM.

•	Cash balances increased $17.9MM from the prior year end, despite investing $21.5MM in acquisitions.

•	Net income was $23.9MM, or $9.5MM higher than last year.

•	Our leverage ratio was 3.67X Consolidated EBITDA, net of allowable cash balances of $30.0MM (as defined in our Credit Agreement).

NPC’s President and CEO Jim Schwartz said, “The third quarter remained challenging for the Pizza Hut brand, as demonstrated by our overall soft top line performance. Despite soft sales and ongoing commodity pressure, EBITDA remained relatively stable compared to the prior year primarily due to the team's exceptional delivery of certain labor improvement initiatives implemented at the beginning of this year.

The brand promoted significant value this quarter through our carryout channel generating growth in this occasion’s sales. However, these gains were more than offset by sales declines in our delivery and dine in channels where our value message was simply not adequate to activate the consumer. Fortunately, our operations team delivered stellar controls posting improved labor margins versus the prior year, despite the soft top-line results, thereby limiting the sales deleveraging effect on our overall financial results.

We are actively engaged with Pizza Hut’s leadership team to get this great brand growing again. We are encouraged by the early work of the new advertising agency on behalf of the brand and believe that their messaging and creativity will play a significant role in regaining our momentum. The path forward will remain focused on delivering attractive core value to the consumer while leveraging our penchant for product innovation and our leadership position in the category.

We remain encouraged by the results of our Delco Lite initiative opening 13 this quarter for a total of 34 year to date and will deliver on our targeted growth of 40 new Delco Lites for the year. We look forward to continuing this effort in 2014 and bringing our brand to more under-penetrated trade areas.

We ended the quarter with ample liquidity to fuel our growth objectives as demonstrated by the $43 million in cash on our balance sheet and $82 million in available borrowings on our revolver. Furthering our financial flexibility, we also have significant cushion in our leverage covenant with leverage at a very comfortable 3.67X relative to our leverage limit of 6.00X.

We remain enthused with the opportunity that lies before us to grow in the Wendy’s system. Our acquisition of 35 units in the Kansas City market has served to confirm our initial belief that this is a terrific brand with significant future upside. Accordingly, we remain highly interested in expanding our footprint in the Wendy’s system and plan to leverage the same disciplined and opportunistic approach that has served us well historically.”

The Company is a wholly-owned subsidiary of NPC Restaurant Holdings, LLC ("Parent"), which has guaranteed the Company's 10.50% Senior Notes due 2020. As a result of its guaranty, Parent is required to file reports with the Securities and Exchange Commission which include consolidated financial statements of Parent and its subsidiaries (including the Company). Parent's only material asset is all of the stock of the Company. The quarterly financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for Parent, the Company and the Company's subsidiaries on a consolidated basis are set forth in Parent's Form 10-Q for the fiscal quarter ended September 24, 2013 which can be accessed at www.sec.gov.

CONFERENCE CALL INFORMATION:

The Company’s third quarter earnings conference call will be held Friday, November 8, 2013 at 10:00 am CT (11:00 ET). In addition to a discussion of third quarter results, the call may also include discussion of Company developments, forward-looking information and other material information about business and financial matters. You can access this call by dialing 877-415-3181. The international number is 857-244-7324. The access code for the call is 96721896.

For those unable to participate live, a replay of the call will be available until November 15, 2013 by dialing 888-286-8010 or by dialing international at 617-801-6888. The access code for the replay is 71132831.

A replay of the call will also be available at the Company’s website at www.npcinternational.com.

NPC International, Inc. is the world’s largest Pizza Hut franchisee and currently operates 1,252 Pizza Hut restaurants and delivery units in 28 states and 37 Wendy’s units in 2 states.

For more complete information regarding the Company’s financial position and results of operations, investors are encouraged to review the Parent’s quarterly financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, incorporated into the Parent’s Form 10-Q which can be accessed at www.sec.gov.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained in this news release that do not relate to historical or current facts constitute forward-looking statements. These include statements regarding our plans and expectations. Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct. Actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including lower than anticipated consumer discretionary spending; deterioration in general economic conditions; competition in the quick service restaurant market; adverse changes in food, labor and other costs; price inflation or deflation; our ability to successfully complete acquisitions of additional restaurant units; and other factors. These risks and other risks are described in Parent’s and NPC’s filings with the Securities and Exchange Commission, including Parent's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained by contacting NPC or may be accessed at www.sec.gov. All forward-looking statements made in this news release are made as of the date hereof. NPC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. Investors are cautioned not to place undue reliance on any forward-looking statements.

NPC INTERNATIONAL, INC.
Consolidated Statements of Income
(Dollars in thousands)
(Unaudited)

	13 Weeks Ended
	Sept. 24, 2013		Sept. 25, 2012

Net product sales (1)	$249,348	100.0%	$243,533	100.0%
Fees and other income (2)	11,457	4.6%	12,700	5.2%
Total sales	260,805	104.6%	256,233	105.2%
Comparable store sales (net product sales only)	(3.6)%		1.3%

Cost of sales (3)	74,144	29.7%	70,408	28.9%
Direct labor (4)	72,773	29.2%	73,244	30.1%
Other restaurant operating expenses (5)	82,028	32.9%	81,099	33.3%
General and administrative expenses (6)	14,637	5.9%	14,320	5.9%
Corporate depreciation and amortization of intangibles	4,747	1.9%	4,488	1.8%
Other	193	0.1%	6	—%
Total costs and expenses	248,522	99.7%	243,565	100.0%
Operating income	12,283	4.9%	12,668	5.2%
Other expense:
Interest expense (7)	10,243	4.1%	11,416	4.7%
Income before income taxes	2,040	0.8%	1,252	0.5%
Income taxes	(522)	(0.2)%	(1,126)	(0.5)%

Net income	$2,562	1.0%	$2,378	1.0%

Percentages are shown as a percent of net product sales.

Capital Expenditures	$13,742		$12,464
Cash Rent Expense	$13,770		$13,001

(1)
Net product sales increased 2.4% due to a 3.6% increase in Pizza Hut equivalent units and the acquisition of Wendy’s units, which increased sales by $8.0MM, or 3.3% partially offset by a 3.6% decline in Pizza Hut comparable store sales.

(2)	Fees and other income decreased 9.8% due to fewer delivery transactions due to the heavy carryout promotional activities partially offset by increased equivalent delivery units.

(3)	Cost of sales, as a percentage of net product sales, increased primarily due to increased ingredient costs partially offset by cost savings initiatives and favorable product mix changes.

(4)	Direct labor, as a percentage of net product sales, decreased largely due to improved labor productivity that more than offset the sales deleveraging effect on fixed labor components.

(5)
Other restaurant operating expenses, as a percentage of net product sales, decreased due to lower restaurant manager bonuses, lower depreciation, increased development incentives and lower delivery driver reimbursement expense partially offset by sales deleveraging on occupancy costs.

(6)
General and administrative expenses increased largely due to costs associated with the ERP implementation, higher field personnel costs in support of an increase in Pizza Hut units and recently acquired Wendy’s units, and higher credit card transaction fees partially offset by a decline in incentive compensation.

(7)
Interest expense decreased primarily due to lower interest rates resulting from the refinancing of our credit facility in the second and fourth quarters of 2012 and lower average outstanding debt levels.

Note: The explanations above are abbreviated disclosures. For complete disclosure see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Parent's Form 10-Q filed with the SEC.

NPC INTERNATIONAL, INC.
Consolidated Statements of Income
(Dollars in thousands)
(Unaudited)

	39 Weeks Ended
	Sept. 24, 2013		Sept. 25, 2012

Net product sales (1)	$763,422	100.0%	$753,148	100.0%
Fees and other income (2)	38,310	5.0%	37,060	4.9%
Total sales	801,732	105.0%	790,208	104.9%
Comparable store sales (net product sales only)	(3.2)%		3.9%

Cost of sales (3)	222,785	29.2%	216,660	28.8%
Direct labor (4)	218,812	28.7%	220,459	29.3%
Other restaurant operating expenses (5)	242,567	31.8%	238,033	31.6%
General and administrative expenses (6)	44,158	5.8%	43,158	5.7%
Corporate depreciation and amortization of intangibles	13,620	1.8%	13,123	1.7%
Other	742	—%	509	0.1%
Total costs and expenses	742,684	97.3%	731,942	97.2%
Operating income	59,048	7.7%	58,266	7.7%
Other expense:
Interest expense (7)	30,720	4.0%	35,797	4.8%
Loss on debt extinguishment (8)	—	—%	5,144	0.6%
Income before income taxes	28,328	3.7%	17,325	2.3%
Income tax expense	4,434	0.6%	2,953	0.4%

Net income	$23,894	3.1%	$14,372	1.9%

Percentages are shown as a percent of net product sales.

Capital Expenditures	$35,844		$28,504
Cash Rent Expense	$40,537		$38,857

(1)
Net product sales increased 1.4% due to a 4.3% increase in Pizza Hut equivalent units and the acquisition of Wendy’s units, which increased sales by $8.0MM, or 1.1%, partially offset by a 3.2% decline in Pizza Hut comparable store sales.

(2)	Fees and other income increased 3.4% due to higher delivery charge income from customer delivery charge increases and increased equivalent delivery units.

(3)	Cost of sales, as a percentage of net product sales, increased primarily due to increased ingredient costs partially offset by cost savings initiatives and favorable product mix changes.

(4)	Direct labor, as a percentage of net product sales, decreased largely due to improved labor productivity that more than offset the sales deleveraging effect on fixed labor components.

(5)
Other restaurant operating expenses, as a percentage of net product sales, increased slightly due to higher rent and occupancy costs as a result of sales deleveraging and higher delivery driver reimbursement expense partially offset by lower depreciation, lower restaurant manager bonuses and higher development incentives.

(6)
General and administrative expenses increased largely due to higher field personnel costs related to an increase in Pizza Hut equivalent units and recently acquired Wendy’s units and higher credit card transaction fees partially offset by lower incentive compensation expense.

(7)
Interest expense decreased primarily due to lower interest rates resulting from the refinancing of our credit facility in the second and fourth quarters of 2012 and lower average outstanding debt levels.

(8)	Loss on debt extinguishment related to the refinancing of the Company's Term Loan during the second quarter of 2012 to lower prevailing interest rates.

Note: The explanations above are abbreviated disclosures. For complete disclosure see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Parent's Form 10-Q filed with the SEC.

NPC INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 24, 2013	December 25, 2012
Assets
Current assets:
Cash and cash equivalents	$43,363	$25,493
Other current assets	36,336	43,293
Total current assets	79,699	68,786

Facilities and equipment, net	155,552	143,625
Franchise rights, net	623,351	622,634
Other noncurrent assets	338,142	334,737
Total assets	$1,196,744	$1,169,782
Liabilities and Stockholders' Equity
Current liabilities:
Current liabilities	$101,073	$89,743
Current portion of debt	1,563	—
Total current liabilities	102,636	89,743

Long-term debt, less current portion	556,562	558,125
Other noncurrent liabilities	278,181	286,443
Total liabilities	937,379	934,311
Stockholders' equity	259,365	235,471
Total liabilities and stockholders' equity	$1,196,744	$1,169,782

NPC INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	39 Weeks Ended
	Sep. 24, 2013	Sep. 25, 2012
Operating activities
Net income	$23,894	$14,372
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	40,396	41,654
Amortization of debt issuance costs	2,494	3,072
Deferred income taxes	965	2,545
Loss on debt extinguishment	—	5,144
Debt extinguishment costs	—	(1,702)
Other	520	25
Changes in assets and liabilities, excluding acquisitions:
Assets	4,468	1,482
Liabilities	4,864	(9,758)
Net cash provided by operating activities	77,601	56,834
Investing activities
Capital expenditures	(35,844)	(28,504)
Purchase of the stock of the Company	—	(431,540)
Purchase of Pizza Hut business assets, net of cash acquired	—	(19,371)
Purchase of Wendy's business assets, net of cash acquired	(21,505)	—
Proceeds from sale or disposition of assets	554	189
Net cash used in investing activities	(56,795)	(479,226)
Financing activities
Borrowings under revolving credit facility	—	14,900
Payments under revolving credit facility	—	(14,900)
Scheduled/required payments on the term loan		(937)
Proceeds from equity contribution, net of costs of $18,735	—	216,635
Retirement of predecessor entity debt	—	(372,700)
Issuance of debt	—	565,000
Debt issuance costs	(89)	(32,012)
Proceeds from sale-leaseback transactions		1,006
Interest rate derivative	—	(636)
Contingent consideration paid to sellers	(2,847)	—
Net cash provided by (used in) financing activities	(2,936)	376,356
Net change in cash and cash equivalents	17,870	(46,036)
Beginning cash and cash equivalents	25,493	78,394
Ending cash and cash equivalents	$43,363	$32,358

NPC INTERNATIONAL, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	Sept. 24, 2013	Sept. 25, 2012	Sept. 24, 2013	Sept. 25, 2012
Adjusted EBITDA:
Net income	$2,562	$2,378	$23,894	$14,372
Adjustments:
Interest expense	10,243	11,416	30,720	35,797
Income tax (benefit) expense	(522)	(1,126)	4,434	2,953
Depreciation and amortization	14,195	14,455	40,396	41,654
Loss on debt extinguishment	—	—	—	5,144
Transaction costs	85	112	267	590
Net facility impairment charges	76	30	426	85
Development incentives	(1,670)	(1,040)	(4,020)	(2,080)
Pre-opening expenses and other	321	423	938	1,171
Adjusted EBITDA(1)	$25,290	$26,648	$97,055	$99,686
Adjusted EBITDA Margin(2)	10.1%	10.9%	12.7%	13.2%

Free Cash Flow:
Net cash provided by operating activities	$10,809	$3,674	$77,601	$56,834
Adjustments:
Predecessor transaction expenses	—	—	—	16,019
Capital expenditures	(13,742)	(12,464)	(35,844)	(28,504)
Free Cash Flow (3)	$(2,933)	$(8,790)	$41,757	$44,349

Unit Count Activity

	39 Weeks Ended
	Sept. 24, 2013			Sept. 25, 2012
	Wendy's(5)	Pizza Hut	Combined	Pizza Hut

Beginning of period	—	1,227	1,227	1,151
Acquired	36	1	37	36
Developed	—	34	34	27
Closed	—	(10)	(10)	(3)
End of period	36	1,252	1,288	1,211

Equivalent units (4)	24	1,235	1,259	1,184

(1) The Company defines Adjusted EBITDA as consolidated net income plus interest, income taxes, depreciation and amortization, facility impairment charges, pre-opening expenses and certain other items that are non-operational in nature. The Company incurred substantial interest expense, depreciation and amortization related to the acquisition of the Company by an entity controlled by Olympus Growth Fund V, L.P. and certain of its affiliates on the second day of fiscal 2012. Management believes the elimination of these items, as well as income taxes and certain other items of a non-operational nature, as noted in the table above, give investors and management useful information to compare the performance of our core operations over different periods and to compare our operating performance with the performance of other companies that have different financing and capital structures or tax rates. Adjusted EBITDA is not a measure of financial performance under GAAP. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation from, or as a substitute for analysis of, the Company’s financial information reported under GAAP. Adjusted EBITDA, as defined above, may not be similar to EBITDA measures of other companies.
(2) Calculated as a percentage of net product sales.
(3) The Company defines Adjusted Free Cash Flow as cash flows from operations plus non-recurring predecessor transaction expenses paid from proceeds from the sale of the Company less capital expenditures. Management believes that the free cash flow measure is important to investors to provide a measure of how much cash flow is available, after current changes in working capital and acquisition of property and equipment, to be used for working capital needs or for strategic opportunities, including servicing debt, making acquisitions, and making investments in the business. It should not be inferred that the entire Adjusted Free Cash Flow amount is available for discretionary expenditures.
(4) Equivalent units represent the number of units open at the beginning of a given period, adjusted for units opened, closed, acquired or sold during the period on a weighted average basis.
(5) One unit under construction was acquired from Wendy’s following the acquisition date bringing the total number of Wendy's units to 36 as of September 24, 2013.
Contact: Troy D. Cook, Executive Vice President-Finance & Chief Financial Officer
913-327-3109
7300 W 129th St
Overland Park, KS 66213